FIRST AMENDMENT

TO SUBADVISORY AGREEMENT

THIS AMENDMENT, effective as of the 13th day of February, 2021, amends that certain Subadvisory Agreement, effective February 1, 2021 (the “Agreement”), among Virtus Investment Trust, a Delaware statutory trust (the “Trust”), on behalf of its series Virtus AllianzGI Emerging Markets Opportunities Fund (the “Series”), Virtus Investment Advisers, Inc., a Massachusetts corporation (the “Adviser”) and Allianz Global Investors U.S. LLC, a Delaware limited liability company (the “Subadviser”) as follows:

1.	The Series is hereby added as an additional Series to the Agreement.

2.	Schedule F is hereby deleted from the Agreement and replaced in its entirety with Schedule F attached hereto to reflect the addition of the Series.

3.

Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement.

4.

This Amendment may be executed in any number of counterparts (including counterparts executed and/or delivered electronically) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, electronic signatures delivered, and signatures delivered and exchanged electronically, shall be binding and effective to the same extent as original signatures.

[Signature Page Follows]

Internal

VIRTUS INVESTMENT TRUST

By:	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley

Title:	Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ George R. Aylward

Name: George R. Aylward

Title: President and Chairman

ACCEPTED:

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Gem Pushpaharan

Name: Gem Pushpaharan

Title: Chief Operating Officer US and Managing Director

Internal

SCHEDULE F

DESIGNATED SERIES

As of February 13, 2021

Virtus Investment Trust

Fund Name

Virtus AllianzGI Emerging Markets Opportunities Fund

Virtus AllianzGI Focused Growth Fund

Virtus AllianzGI Global Small-Cap Fund

Virtus AllianzGI Health Sciences Fund

Virtus AllianzGI Income & Growth Fund

Virtus AllianzGI Mid-Cap Growth Fund

Virtus AllianzGI Small-Cap Fund

Virtus AllianzGI Technology Fund

Internal